Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this Annual Report of Telular Corporation (the "Company") on Form 10-K for the period ended September 30, 2003 (the "Report").

I, Kenneth E. Millard, Chairman and Chief Executive Officer of the Company, and I, Jeffrey L.Herrmann, Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kenneth E. Millard
Kenneth E. Millard
Chairman and Chief Executive Officer
December 19, 2003

/s/ Jeffrey L. Herrmann
Jeffrey L. Herrmann
Executive Vice President, Chief Operating Officer and Chief Financial Officer December 19, 2003


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